Exhibit 99.1

AMNEAL REPORTS CERTAIN PRELIMINARY SECOND QUARTER 2025 FINANCIAL RESULTS
– Results Reflect Continued Financial Strength and Deleveraging –

BRIDGEWATER, NJ, July 21, 2025 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced certain unaudited preliminary financial results for the second quarter ended June 30, 2025. The Company plans to report actual second quarter 2025 financial results on August 5, 2025.

Unaudited Preliminary Financial Results for the Second Quarter Ended June 30, 2025

•Net revenue of $720 million to $730 million, an increase of approximately 3% versus the same period in 2024

•Income before income taxes of $45 million to $56 million, versus $20 million in the same period in 2024

•Adjusted EBITDA of $180 million to $185 million, an increase of approximately 13% versus the same period in 2024

•Gross leverage decreased to 3.8x as of June 30, 2025, compared to 4.1x as of December 31, 2024, and net leverage decreased to 3.7x as of June 30, 2025, compared to 3.9x as of December 31, 2024, due to higher profitability and continued debt reduction

“Amneal continued to deliver robust growth and further deleveraging underscoring the power of our diversified pharmaceutical business. Based on our performance year-to-date and multiple growth drivers, we expect to meet or exceed our full year 2025 guidance. This quarter also marked the U.S. FDA approval of Brekiya® autoinjector for the acute treatment of migraine and cluster headache in adults, as well as strong commercial uptake of CREXONT®. Finally, we look forward to an expected BLA submission for a proposed biosimilar to XOLAIR® in the fourth quarter of 2025. With a strong foundation, a relentless execution focus, and a deep pipeline, Amneal is well-positioned to deliver long-term growth,” said Chirag and Chintu Patel, Co-Chief Executive Officers and Co-Founders.

Amneal’s preliminary financial results are based on the most recent information available to the Company’s management. Such preliminary financial results are forward-looking statements. Actual results may differ from these preliminary financial results due to the completion of the Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this Current Report on Form 8-K and the time that financial results for the second quarter of 2025 are finalized, and such differences may be material. The preliminary financial results for the second quarter of 2025 are not necessarily indicative of the results to be achieved in any future period. The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our expansion into high-growth areas and statements regarding our positioning, including our ability to drive sustainable value creation, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.
The Company’s statements about certain unaudited preliminary financial results for the second quarter ended June 30, 2025, included herein, provide projected information based on the Company’s current estimates and expectations and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. The Company cautions investors that if the estimates, expectations or assumptions underlying the forward-looking statements contained herein prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these forward-looking statements.
The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.
Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; the imposition of tariffs may adversely affect our business, results of operations and financial condition; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, gross leverage and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.
Gross debt reflects current and long-term indebtedness. Net debt reflects gross debt less cash and cash equivalents.
EBITDA reflects income (loss) before income taxes adjusted to exclude interest expense, net, and depreciation and amortization. Adjusted EBITDA reflects income (loss) before income taxes adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization, (iii) stock-based compensation expense, (iv) acquisition, site closure, and idle facility expenses, (v) restructuring and other charges, (vi) (credit) charges related to legal matters, net, (vii) asset impairment charges, (viii) foreign exchange (gain) loss, (ix) increase in tax receivable agreement liability, and (x) other.
Gross leverage is calculated as gross debt (total outstanding principal on the Company’s debt), divided by adjusted EBITDA for the year or last twelve months then ended.
Net leverage is calculated as net debt (total outstanding principal on the Company’s debt, less cash and cash equivalents), divided by adjusted EBITDA for the year or last twelve months then ended.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, gross leverage, net leverage and trends while viewing the information through the eyes of management.
These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.
A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Income Before Income Taxes to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,
	2025 (Preliminary Range)		2024
	Low End	High End
Income before income taxes	$45,000	$56,000	$20,405
Adjusted to add:
Interest expense, net	66,000	64,000	65,719
Depreciation and amortization	61,000	59,000	55,572
EBITDA (Non-GAAP)	$172,000	$179,000	$141,696
Adjusted to add (deduct):
Stock-based compensation expense	8,500	8,200	6,725
Acquisition, site closure, and idle facility expenses (1)	1,500	1,200	579
Restructuring and other charges	1,100	1,000	131
(Credit) charges related to legal matters, net	—	(400)	699
Asset impairment charges	300	—	—
Foreign exchange (gain) loss	(8,000)	(9,000)	262
Increase in tax receivable agreement liability	4,500	3,500	13,444
Other (2)	100	1,500	(1,325)
Adjusted EBITDA (Non-GAAP)	$180,000	$185,000	$162,211

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliation of Income Before Income Taxes to EBITDA and Adjusted EBITDA

(1)    Acquisition, site closure, and idle facility expenses for the three months ended June 30, 2025 primarily included costs related to a planned facility closure and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months ended June 30, 2024 primarily included rent for vacated properties.
(2)    System implementation expense of $0.9 million, formerly included in its own caption in the non-GAAP reconciliations, for the three months ended June 30, 2024, has been reclassified to the caption “other” to conform to the current period presentation.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands, except leverage)

Calculation of Net Debt and Net Leverage

	June 30, 2025	December 31, 2024
Term Loan Due 2025	$—	$191,979
Term Loan Due 2028	2,263,460	2,292,856
Amended New Revolving Credit Facility	290,000	100,000
Gross debt (1)	$2,553,460	$2,584,835
Less: Cash and cash equivalents	71,544	110,552
Net debt (Non-GAAP)	$2,481,916	$2,474,283

	Last Twelve Months Ended June 30, 2025 (Preliminary)	Year Ended December 31, 2024
Adjusted EBITDA (Non-GAAP) (2)	$665,358	$627,442

Gross leverage (Non-GAAP) (3)	3.8x	4.1x

Net leverage (Non-GAAP) (4)	3.7x	3.9x

(1) See “Note 15. Debt” in the Company's 2024 Annual Report on Form 10-K for additional information.

(2) See “Reconciliation of Income (Loss) Before Income Taxes to EBITDA and adjusted EBITDA” below.

(3) Gross leverage was calculated by dividing gross debt by adjusted EBITDA.

(4) Net leverage was calculated by dividing net debt by adjusted EBITDA.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Income (Loss) Before Income Taxes to EBITDA and Adjusted EBITDA

	Three Months Ended				Last Twelve Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025 (Preliminary) (1)	June 30, 2025 (Preliminary)
Income (loss) before income taxes	$15,423	$(15,319)	$37,486	$50,500	$88,090
Adjusted to add:
Interest expense, net	65,511	61,662	56,939	65,000	249,112
Depreciation and amortization	58,961	66,130	60,159	60,000	245,250
EBITDA (Non-GAAP)	$139,895	$112,473	$154,584	$175,500	$582,452
Adjusted to add (deduct):
Stock-based compensation expense	7,112	7,209	7,128	8,350	29,799
Acquisition, site closure, and idle facility expenses (2)	551	538	1,241	1,350	3,680
Restructuring and other charges	172	493	571	1,050	2,286
(Credit) charges related to legal matters, net	(149)	1,783	—	(200)	1,434
Asset impairment charges	181	176	68	150	575
Foreign exchange (gain) loss	(2,274)	7,661	(4,247)	(8,500)	(7,360)
Increase in tax receivable liability	11,327	23,961	10,687	4,000	49,975
Other (4)	808	963	(54)	800	2,517
Adjusted EBITDA (Non-GAAP)	$157,623	$155,257	$169,978	$182,500	$665,358

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Loss Before Income Taxes to EBITDA and Adjusted EBITDA

Year Ended December 31, 2024
Loss before income taxes	$(55,013)
Adjusted to add:
Interest expense, net	258,595
Depreciation and amortization	236,191
EBITDA (Non-GAAP)	$439,773
Adjusted to add:
Stock-based compensation expense	27,552
Acquisition, site closure, and idle facility expenses (2)	2,112
Restructuring and other charges	2,265
Charges related to legal matters, net (3)	96,692
Asset impairment charges	1,372
Foreign exchange loss	6,846
Increase in tax receivable liability	50,680
Other (4)	150
Adjusted EBITDA (Non-GAAP)	$627,442

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliation of Income (Loss) Before Income Taxes to EBITDA and Adjusted EBITDA
(1)    Represents the mid-point in the preliminary adjusted EBITDA range. See “Reconciliation of Income (Loss) Before Income Taxes to EBITDA and Adjusted EBITDA” in the first Non-GAAP reconciliation above.
(2)    Acquisition, site closure, and idle facility expenses for the three months ended September 30, 2024 and December 31, 2024, and the year ended December 31, 2024 primarily included rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2025 and June 30, 2025 primarily included costs related to a planned facility closure and rent for vacated properties.
(3)    For the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.
(4) System implementation expense of $0.3 million and change in fair value of contingent consideration of ($1.0 million), formerly included in their own captions in the non-GAAP reconciliations, for the three months ended September 30, 2024 have been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $0.3 million, formerly included in its own caption in the non-GAAP reconciliations, for the three months ended December 31, 2024 has been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $2.4 million and change in the fair value of contingent consideration of ($0.9 million), formerly included in their own captions in the non-GAAP reconciliations, for the year ended December 31, 2024, have been reclassified to the caption “other” to conform to the current period presentation.